EXHIBIT 3.1

NextGen Energies, Inc.

2016 STOCK INCENTIVE PLAN

Adopted by the Board of Directors as of December 16, 2016

Adopted by the Stockholders as of December 16, 2016

1. Purpose. This 2016 Stock Incentive Plan (the “Plan”) of NextGen Energies, Inc., a Delaware corporation (the “Company”, as such term is further defined in Section 3 below) was adopted by the Company’s Board of Directors as of December 16, 2016. The purpose of this Plan is to attract, retain, and motivate employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company’s stockholders.

2. Plan Administration.

2.1 In General. The Plan will be administered by the Company’s Board of Directors (the “Board”). Except for the power to amend the Plan as provided in Section 11, the Board, in its sole and absolute discretion, may delegate all or any portion of its authority and duties under the Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan, as the case may be, will be referred to as the “Plan Administrator.” Until the Board of Directors acts otherwise, George M. Weiss, Executive Chairman of the Corporation, will act as Plan Administrator. Except as otherwise explicitly set forth in the Plan, the Plan Administrator will have the authority, in its sole and absolute discretion, to determine all matters relating to awards (as described in Section 5) under the Plan, including the selection of the employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons to be granted awards, the time or times of grant, the type of awards, the number of shares of the Company’s common stock (subject to the terms below, “Common Stock”) subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award. For purposes of the Plan, Common Stock will be either (a) traded on any stock exchange, or (b) the class of the Company’s Common Stock with the greatest aggregate stock issued and outstanding as of the date of the grant or Common Stock with substantially similar rights to the stock of such class. If the Company’s Common Stock is not traded on a stock exchange and the Company has more than one class of Common Stock, Common Stock will be the Common Stock referenced in clause (b) above.

The Plan Administrator will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any award agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. In controlling and managing the operation and administration of the Plan, the Plan Administrator will take action in a manner that conforms to the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and applicable state law. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions will be final, conclusive, and binding on all persons.

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2.2 Rule 16b-3 and Code Section 162(m). In the event that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), then, notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more “Non-Employee Directors” may make determinations regarding grants of awards to executive officers, directors, and 10% stockholders of the Company (“Affiliates”). For purposes of the Plan, the term Non-Employee Directors will have the meaning set forth in Rule 16b-3 (or any successor to such rule) promulgated under the 1934 Act. The Plan Administrator will have the authority and discretion to determine the extent to which awards will conform to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate, in its sole and absolute discretion, to conform to such requirements.

2.3 Other Plans. The Plan Administrator will have authority, in its sole and absolute discretion, to grant awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the Plan or other compensation plans or arrangements of the Company or a subsidiary of the Company, including the plan of any entity acquired by the Company or a subsidiary of the Company.

3. Eligibility. Any employee, director, proposed employee or director, independent contractor (or employee or agent thereof), or other agent or person who provides valuable services to the Company will be eligible to receive awards under the Plan. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors) will be eligible to receive only Nonqualified Stock Options (as defined in Section 5.2). An award may be granted to a proposed employee or director prior to the date the proposed employee or director first performs services for the Company; provided, however, that such award will not become vested prior to the date on which such proposed employee or director first performs such services. Subject to the foregoing, the Plan Administrator, in its sole and absolute discretion, may grant any award permitted under the provisions of the Plan to any eligible person and may grant more than one award to any eligible person. For purposes of the Plan, the “Company,” with respect to all options under the Plan, other than Incentive Stock Options (as defined in Section 5.2), includes any entity that directly or indirectly controls or is controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator, in its sole and absolute discretion. With respect to Incentive Stock Options, the “Company” includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

4. Shares Subject to the Plan.

4.1 Number and Source. The shares offered under the Plan will be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine, in its sole and absolute discretion. Subject to adjustment as provided in Section 4.3, the aggregate number of Common Stock for which awards, including options that are intended to be Incentive Stock Options, may be granted under the Plan will not exceed 1,000,000 shares. Any shares subject to an award granted under the Plan that are not delivered because the award is forfeited, terminated, or canceled or any shares of Common Stock that are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation will not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan and will again be available for the granting of awards under the Plan. If the exercise price of any award granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards will not be counted against the shares available for issuance.

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4.2 Adjustment of Shares Available. The Plan Administrator will have authority to proportionately adjust the aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for awards outstanding under the Plan for any increase or decrease in the number of issued shares of Common Stock resulting from the payment of any stock dividend or from any stock split, reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment.

4.3 Change of Control. Unless otherwise provided by the Board, in the event of a Change of Control (as defined below), the surviving, continuing, successor, or purchasing entity or parent entity thereof, as the case may be (the “Acquiring Company”), will either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Company’s capital stock. In the event the Acquiring Company elects not to assume or substitute for such outstanding awards in connection with a Change of Control, the Board may, in its sole and absolute discretion, provide that all or any unexercisable and/or unvested portions of the outstanding awards will be immediately vested and exercisable in full upon consummation of the Change of Control. The vesting and/or exercise of any award that is permissible solely by reason of this Section 4.4 will be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Board, any awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control. Unless otherwise determined by the Board, a “Change of Control” will be deemed to have occurred in the event of any of the following:

(a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the capital stock of the Company, if the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

(b) a merger or consolidation, if the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation (regardless of whether the Company is the surviving corporation);

(c) the sale, exchange, or transfer of all or substantially all of the assets of the Company to any person other than a parent or subsidiary of the Company;

(d) a liquidation or dissolution of the Company to any person other than a parent or subsidiary of the Company;

(e) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors will not constitute a majority of the Board following the election;

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(f) a transaction or series of transactions in which any “person” (as such term is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes a beneficial owner, directly or indirectly, of capital stock of the Company representing 50% or more of the total voting power of the Company’s then-outstanding capital stock; or

(g) a tender offer (for which a filing has been made with the United States Securities and Exchange Commission (the “SEC”) that purports to comply with the requirements of Section 14(d) of the 1934 Act and the corresponding SEC rules) is made for the capital stock of the Company; provided, however, that in case of a tender offer described in this Section 4.4(g), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (as such term is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) making the offer owns or has accepted for payment capital stock of the Company with 25% or more of the total voting power of the Company’s outstanding capital stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by such person, stock with 50% or more of the total voting power of the Company’s outstanding capital stock when the offer terminates.

5. Terms of Awards.

5.1 Types of Awards. Awards granted under the Plan may include, without limitation, the types of awards described in this Section 5. Such awards may be granted either alone, in addition to, or in tandem with any other type of award granted under the Plan.

5.2 Grant of Stock Options. The Plan Administrator may grant stock options designated as “Incentive Stock Options,” which comply with the provisions of Section 422 of the Code or any successor statutory provision, or designated as “Nonqualified Stock Options,” which do not comply with the provisions of Section 422 of the Code or any successor statutory provision. Options that are granted to a particular employee, director, advisor, independent contractor (or any employee or agent thereof), or other person and that are intended to be Incentive Stock Options will be treated as Nonqualified Stock Options to the extent that the aggregate Fair Market Value (as defined in Section 12 and determined as of the date the option is granted) of the Common Stock issuable upon exercise of such options plus all other Incentive Stock Options held by such individual (whether granted under the Plan or any other stock option plans of the Company) that become exercisable for the first time during any calendar year exceeds $100,000 (or such corresponding amount as may be set by the Code). An option holder and the Plan Administrator can agree, at any time, to convert an Incentive Stock Option into a Nonqualified Stock Option.

5.3 Exercise Price of Options. The price for which shares of Common Stock may be purchased upon exercise of a particular option will be determined by the Plan Administrator at the time of grant; provided, however, that the exercise price of any award granted under the Plan will not be less than 100% of the Fair Market Value of the Common Stock on the date such option is granted (or 110% of the Fair Market Value of the Common Stock if the award is granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

5.4 No Dividends; No Liquidation Preference. No award granted under the Plan will entitle the recipient to receive dividends or dividend equivalents with respect to all or a portion of the number of shares of Common Stock subject to such award. Further, no award granted under the Plan will entitle the recipient to any liquidation preference with respect to all or a portion of the number of shares of Common Stock subject to such award.

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5.5 Term of Options; Modifications. The Plan Administrator will set the term of each stock option, but no Incentive Stock Option will be exercisable more than ten years after the date such option is granted (or five years for an Incentive Stock Option granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company). No award granted under the Plan will be modified or otherwise extended, including, without limitation, any reduction in the applicable exercise price, any addition of a deferral feature, or any extension of the term of the award, if such modification or extension would cause such award not to be exempt under Section 409A of the Code; provided, however, that if any award granted under the Plan, by its terms, would cause such award not to be exempt under Section 409A of the Code, such award will be deemed to be automatically modified without any further action of the Company, the Plan Administrator, or the Board to cause such award to be exempt under Section 409A of the Code.

5.6 Payment; No Deferrals. Awards granted under the Plan may be settled through exercise, as set forth in Section 6, by (i) cash payments, (ii) the delivery of Common Stock (valued at Fair Market Value), (iii) the cashless exercise of such award, (iv) the granting of replacement awards, (v) combinations thereof as the Plan Administrator will determine, in its sole and absolute discretion, or (vi) any other method authorized by the Plan. The Plan Administrator will not permit or require the deferral of any award payment, including, without limitation, the payment or crediting of interest or dividend equivalents and converting such credits to deferred stock unit equivalents. No award granted under the Plan will contain any deferral feature.

5.7 Individual Award Agreements. Stock options will, and other awards may be, evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements will substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof. To the extent that any individual agreement conflicts with the terms of the Plan, the terms of the Plan will control.

5.8 Other Stock-Based Awards.

(a) Stock Appreciation Rights. The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the Plan or with respect to a number of shares for which no option has been granted. A stock appreciation right will entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to (i) the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of one share of Common Stock on the date the right is granted; provided, however, that in the case of stock appreciation rights granted in tandem with or otherwise related to any award under the Plan, the grant price per share will be at least the Fair Market Value per share of Common Stock on the date the right was granted. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights and such other terms and conditions for such rights as the Plan Administrator may determine, in its sole and absolute discretion.

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(b) Restricted Stock Awards. The Plan Administrator may grant restricted stock awards consisting of shares of Common Stock or denominated in units of Common Stock in such amounts as determined by the Plan Administrator, in its sole and absolute discretion. Restricted stock awards may be subject to (i) forfeiture of such shares upon termination of employment or Service (as defined below) during the applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, such as those described in Section 5.8(c), and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator, in its sole and absolute discretion, and as set forth in the instrument evidencing the award. These restrictions may lapse separately or in combinations or may be waived at such times, under such circumstances, in such installments, or otherwise as determined by the Plan Administrator, in its sole and absolute discretion. Certificates representing shares of Common Stock subject to restricted stock awards will bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Plan Administrator until such time as all applicable restrictions lapse.

(c) Performance Share Awards. The Plan Administrator may grant performance share awards that give the award recipient the right to receive payment upon achievement of certain performance goals established by the Plan Administrator, in its sole and absolute discretion, as set forth in the instrument evidencing the award. Such payments will be valued as determined by the Plan Administrator and payable to or exercisable by the award recipient for cash, shares of Common Stock (including the value of Common Stock as a part of a cashless exercise), other awards, or other property as determined by the Plan Administrator. Such conditions or restrictions may be based upon continuous Service (as defined below) with the Company or the attainment of performance goals related to the award holder’s performance or the Company’s profits, profit growth, profit-related return ratios, cash flow, stockholder returns, or such other criteria as determined by the Plan Administrator. Such performance goals may be (i) stated in absolute terms, (ii) relative to other companies or specified indices, (iii) to be achieved during a period of time, or (iv) as otherwise determined by the Plan Administrator.

(d) Other Stock-Based Awards. The Plan Administrator may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as may be deemed by the Plan Administrator to be consistent with the purposes of the Plan and applicable laws and regulations. Such other awards may include, without limitation, (i) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of Common Stock, and (iv) awards valued by reference to the value of shares of Common Stock or the value of securities or the performance of specified subsidiaries of the Company.

6. Award Exercise.

6.1 Precondition to Stock Issuance. Awards will be exercisable in accordance with such terms and conditions and during such periods as may be established by the Plan Administrator. No shares will be delivered pursuant to the exercise of any award, in whole or in part, until payment in full of the exercise price, if any, thereof (in cash or stock as provided in Section 6.3) is received by the Company. No holder of an award, or any legal representative, legatee, or distributee will be or be deemed to be a holder of any shares subject to such award or right unless and until such award or other right is exercised, the full exercise price is paid, and such shares are issued.

6.2 No Fractional Shares. No award may at any time be exercised with respect to a fractional share. Instead, the Company will pay the holder of such award cash in an amount equal to the Fair Market Value of such fractional share at the time of exercise.

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6.3 Form of Payment. An award holder may exercise an award using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) cashless exercises (as described below), (d) any combination of the above, or (e) such other means as the Plan Administrator may approve, in its sole and absolute discretion.

(i) Stock-for-Stock Payment. Any award holder who owns Common Stock may use such shares as a form of payment to exercise awards granted under the Plan. The Plan Administrator, in its sole and absolute discretion, may restrict or rescind this right by notice to holders of awards. An award may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock acceptable to the Plan Administrator and having a Fair Market Value equal to or less than the exercise price. If an award is exercised by surrender of shares having a Fair Market Value less than the exercise price, the award holder must pay the difference in cash.

(ii) Cashless Exercises. The Plan Administrator may permit, in its sole and absolute discretion, an award holder to elect to pay the exercise price for options awarded under the Plan or any other exercise/purchase price to be paid to the Company upon the exercise of any award through a cashless exercise. Such a cashless exercise may be accomplished as follows:

(a) the holder may effectuate a cashless exercise of any award and will be entitled to that number of shares of Common Stock equal to the quotient obtained by dividing: (X) the value of the award (or the specified portion thereof) on the date of the cashless exercise, which value will be determined by subtracting (1) the aggregate exercise price of the shares of Common Stock being purchased from (2) the Fair Market Value of the shares of Common Stock being purchased on the date of the cashless exercise; by (Y) the Fair Market Value of one share of Common Stock on the date of the cashless exercise;

(b) the holder may effectuate a cashless exercise of any award by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the award and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; and/or

(c) the holder may effectuate a cashless exercise of any award pursuant to any terms agreed to by the Plan Administrator, in its sole and absolute discretion, so long as such terms do not violate any applicable laws, rules, or regulations.

6.4 Form and Time of Exercises. Unless otherwise specified herein, each exercise required or permitted to be made by any award holder or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Plan Administrator at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Plan Administrator will require.

7. Transferability. Any Incentive Stock Option granted under the Plan will, during the recipient’s lifetime, be exercisable only by such recipient, and will not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award granted under the Plan and any of the rights and privileges conferred thereby will not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award will be exercisable during the recipient’s lifetime only by the recipient.

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8. Withholding Taxes; Other Deductions. All distributions under the Plan are subject to withholding of all applicable taxes, and the Plan Administrator may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Company will have the right to deduct from any exercise or settlement of an award granted under the Plan (a) an amount of cash or shares of Common Stock having a value sufficient to cover withholding as required by law for any federal, state, or local taxes, and (b) any other amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company, or to take such other action as may be necessary to satisfy any such withholding or other obligations, including, without limitation, withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations. The Plan Administrator also may, in its sole and absolute discretion, permit the holder of an award to deliver to the Company, at the time the award is exercised, one or more shares of Common Stock previously acquired by such holder (other than pursuant to the transaction triggering the taxes) with an aggregate Fair Market Value up to or equal to (but not in excess of) the amount of the taxes incurred in connection with such exercise.

9. Termination of Services.

9.1 Definition of “Service.” For purposes of the Plan, unless it is evidenced otherwise in the award agreement with the holder, the holder is deemed to be in “Service” to the Company so long as such employee, director, advisor, independent contractor (or any employee or agent thereof), and other person renders continuous services on a periodic basis to the Company (or to any parent or subsidiary of the Company) in the capacity of an employee, director, advisor, or independent contractor (or any employee or agent thereof). In the sole and absolute discretion of the Plan Administrator, an award holder will be considered to be rendering continuous Service to the Company even if the type of services change, e.g., from employee to independent contractor. An award holder will be considered to be an employee of the Company for so long as such individual remains in the employ of the Company or any parent or subsidiary of the Company.

9.2 Termination of Incentive Stock Options.

(a) Termination of Service Other than Disability or Death. If any option holder ceases to be in Service to the Company for any reason other than permanent disability or death and any vested option held by such person is an Incentive Stock Option, then such holder may, within three months after the date of termination of such Service, but in no event after the stated expiration date of such Incentive Stock Option, exercise some or all of the Incentive Stock Options that the holder was entitled to exercise on the date the holder’s Service terminated; provided, that if the option holder is discharged for Cause (as defined below) or commits acts detrimental to the Company’s interests, as determined by the Board, in its sole and absolute discretion, after the Service of the option holder has been terminated, then the Incentive Stock Options will immediately be void for all purposes. “Cause” will mean a termination of Service based upon a finding by the Company that the option holder: (i) has willfully engaged in conduct involving dishonesty, fraud, theft, or embezzlement; (ii) within a reasonable period of time after written notice and demand for substantial performance is delivered to the option holder by the Company, has repeatedly failed or refused to follow reasonable policies or directives established by the Company; (iii) within a reasonable period of time after written notice and demand for substantial performance is delivered to the option holder by the Company, has willfully and persistently failed to attend to his or her material duties or obligations with the Company (other than any such failure as a result of the option holder’s disability, as defined in Section 9.2(b)); (iv) has willfully performed an act, or willfully failed to act, where such act or failure to act is demonstrably and materially injurious to the Company, monetarily or otherwise; (v) has engaged in misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board, the option holder’s credibility and reputation no longer conform to the standard of the Company’s employees, directors, advisors, independent contractors, and other persons; or (vi) has misrepresented or concealed a material fact for purposes of securing employment with the Company. For purposes of this Section 9.2, no act or failure to act on the part of an option holder will be deemed “willful” unless the Plan Administrator reasonably determines that the act was done or omitted to be done by the option holder not in good faith and without a reasonable belief that the option holder’s action or omission was in the best interest of the Company. Any written notice and demand required by this Section 9.2 will identify, with reasonable specificity, the manner in which the Company believes the option holder has failed to follow the Company’s policies and directives or has failed to attend to his or her material duties. To the extent any option holder has an employment or consulting agreement with the Company which provides a broader definition of “cause” than the definition of Cause set forth in the Plan, then the definition of “cause” set forth in the employment or consulting agreement will apply with respect to that particular option holder for purposes of this Section 9.2.

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(b) Disability of Option Holder. If any option holder ceases to be in Service to the Company by reason of permanent disability within the meaning of Section 22(e)(3) of the Code (as determined by the Plan Administrator, in its sole and absolute discretion), the holder will, for a period of one year after the date of termination of Service, but in no event after the stated expiration date of the holder’s Incentive Stock Options, be entitled to exercise Incentive Stock Options that the holder was entitled to exercise on the date the holder’s Service terminated as a result of the disability.

(c) Death of Option Holder. If an option holder dies while in the Company’s Service, any vested options that are Incentive Stock Options that the option holder was entitled to exercise on the date of death will be exercisable for a period of one year (or such longer period as may be determined by the Plan Administrator, in its sole and absolute discretion) after such date or until the stated expiration date of the option holder’s Incentive Stock Options, whichever occurs first, by the person or persons to whom the option holder’s rights pass under a will or by the laws of descent and distribution.

9.3 Termination of Nonqualified Stock Options and Other Awards. Any Nonqualified Stock Options and other awards that are exercisable at the time an option or award holder ceases to be in Service to the Company will remain exercisable for such period of time thereafter as determined by the Plan Administrator, in its sole and absolute discretion. In the absence of any provision in the documents evidencing such options or other determination by the Plan Administrator, the options will remain exercisable pursuant to the terms of Section 9.2.

10. Term of the Plan. The Plan will become effective as of December , 2016, and will remain in full force and effect through December , 2026, subject to stockholder approval pursuant to Section 16, and unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted under the Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

11. Plan Amendment and Termination; Bifurcation of the Plan. The Board may, without action on the part of the Company’s stockholders, amend, change, make additions to, or suspend or terminate the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, that the Board may not, without the consent of the applicable award holders, take any action that disqualifies any option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the holder of any award outstanding under the Plan; and further provided, that, except as provided in Section 4.3, the Board may not, without the approval of the Company’s stockholders, (a) amend the Plan to increase the aggregate number of shares of Common Stock subject to the Plan, or (b) amend the Plan if stockholders approval is required either (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to participants who are affiliates subject to Section 16 of the 1934 Act, without so restricting, limiting, or conditioning the Plan with respect to other participants.

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12. Fair Market Value. For purposes of the Plan, the “Fair Market Value” of a share of Common Stock on any relevant date will be determined in accordance with the following provisions:

12.1 If the Common Stock at the time is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, then the Fair Market Value will be determined by the reasonable application of a reasonable valuation method that is consistently applied in accordance with Section 409A of the Code and applicable regulations issued thereunder.

12.2 If the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value will be the closing selling price per share of Common Stock on the date in question as reported on the stock exchange or trading market determined by the Plan Administrator to be the primary market for the Common Stock or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder. If there is no reported sale of Common Stock on such exchange or trading market on the date in question, then the Fair Market Value will be the closing selling price on the exchange or trading market on the last preceding date for which such quotation exists or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder.

12.3 If the Common Stock is not at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, but is traded in over-the-counter market, the Fair Market Value will be the closing selling price (or, if such information is not available, the average of the highest bid and lowest asked prices) per share of Common Stock on the date in question in the over-the-counter market or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder. If there is no reported closing selling price (or bid and asked prices) for the Common Stock on the date in question, the Fair Market Value will be the closing selling price (or the average of the highest bid price and lowest asked price) on the last preceding date for which such quotations exist or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder.

Fair Market Value will be determined based upon the class or series of Common Stock with the highest value on any relevant date.

13. General Restrictions. Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Common Stock under the Plan or make any other distribution or award of stock options, stock based awards, stock appreciation rights, or any other benefit under the Plan (including benefits described in Section 5.8) unless such delivery, distribution, or award would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and Section 409A of the Code), and the applicable requirements of any securities exchange, the Nasdaq Stock Market, or any similar entity. To the extent that any delivery, distribution, or award under the Plan (including, without limitation, any stock options, stock based awards, stock appreciation rights, or any other benefit under the Plan) would cause such delivery, distribution, or award to be subject to Section 409A of the Code, then such delivery, distribution, or award automatically will be amended and modified, without any further action of the Company or the Plan Administrator, in order to make such delivery, distribution, or award not subject to Section 409A of the Code. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Nasdaq Stock Market, or similar entity.

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14. Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Company may issue options, warrants, or other awards to acquire its Common Stock.

15. Governing Law. The Plan will be governed by, and all questions arising hereunder will be determined in accordance with, the laws of the State of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

16. Approval by Stockholders. The Plan will be submitted to the stockholders of the Company for their approval at a regular or special meeting (or by consent) to be held within 12 months after the adoption of this Plan by the Board. Stockholder approval will be evidenced by the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock, present in person or by proxy, and voting at the meeting. If the stockholders decline to approve this Plan at such meeting (or by consent) or if this Plan is not approved by the stockholders within 12 months after its adoption by the Board, this Plan (and all options granted hereunder) will automatically terminate to the same extent and with the same effect as though this Plan had never been adopted. If this Plan is approved by the Company’s stockholders, all options granted under the Plan to persons who are “affiliates” of the Company (as such term is defined under the Securities Act) will be deemed acquired on the date such approval is obtained.

17. Limitation of Implied Rights. Neither an award holder nor any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds, or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property that the Company or any subsidiary, in its sole and absolute discretion, may set aside in anticipation of a liability under the Plan. An award holder will have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan will constitute an obligation to pay any benefits to any person. The Plan does not constitute a contract of employment, and selection as to receive any award under the Plan will not give any participating employee the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

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